UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 2, 2018

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-03789	SOUTHWESTERN PUBLIC SERVICE COMPANY	75-0575400
(a New Mexico corporation)
790 South Buchanan Street
Amarillo, Texas 79101
(303) 571-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Texas 2017 Electric Rate Case
In August 2017, Southwestern Public Service Company (SPS), a wholly owned subsidiary of Xcel Energy Inc., filed a $55 million, or 5.8 percent, retail electric, non-fuel base rate increase case in Texas with each of its Texas municipalities and the Public Utility Commission of Texas (PUCT). The request was based on a historic test year (HTY) ended June 30, 2017, a requested return on equity (ROE) of 10.25 percent, an electric rate base of approximately $1.9 billion, a 35 percent federal income tax rate and an equity ratio of 53.97 percent. The following table summarizes SPS’ rate increase request:

Revenue Request (Millions of Dollars)
Incremental revenue	$69
Transmission Cost Recovery Factor (TCRF) rider conversion (a)	(14)
Total	$55

(a)	The roll-in of the TCRF rider into base rates will not impact customer bills or revenue as these costs are recovered through the rider.

The PUCT has opened a docket on the impact of the Tax Cuts and Jobs Act (TCJA). In February 2018, SPS filed supplemental testimony with the PUCT, which indicated that the TCJA would reduce revenue requirements by approximately $32 million and proposed increasing its equity ratio to 58 percent to offset the negative impact of the TCJA on its credit metrics and potentially its credit ratings.

In April and May 2018, intervenors and the PUCT Staff filed testimony. The following table summarizes proposed modifications to SPS’ rate request from intervenors, including the Alliance of Xcel Municipalities (AXM), Office of Public Utility Counsel (OPUC), Texas Industrial Energy Consumers (TIEC) and the United States Department of Energy (DOE), as well as the PUCT Staff.

(Millions of Dollars)	AXM	OPUC	TIEC	DOE	PUCT Staff
Incremental revenue request	$69	$69	$69	$69	$69
Reduction to request for the impact of the TCJA	(32)	(32)	(32)	(32)	(32)
Request, including the impact of the TCJA	37	37	37	37	37

ROE	(22)	(13)	(16)	(14)	(13)
Capital structure	(13)	(10)	(9)	(6)	(6)
Accelerated depreciation (Tolk plant)	(7)	—	(7)	—	—
Operation and maintenance expense adjustments	(7)	(4)	—	—	(2)
Regional transmission revenue (adjustment for the TCJA)	(19)	(3)	(3)	—	(3)
Expiration of certain purchase power agreements (a)	(11)	—	—	—	—
Other, net	3	(3)	(1)	—	(6)
Incremental revenue	$(39)	$4	$1	$17	$7
TCRF revenue conversion to base rates (b)					(14)
Total					$(7)

ROE	8.65%	9.30%	9.10%	9.20%	9.30%
Equity ratio	50.0%	51.0%	51.0%	53.97%	53.97%

(a)	AXM recommended a reduction for expiring purchase power agreements. Related amounts would be recovered through the fuel clause and not impact revenue.

(b)	The impact of the roll-in of the TCRF rider is excluded.

Key dates in the revised procedural schedule are as follows:

•	PUCT Staff and intervenors’ cross-rebuttal testimony - May 14, 2018;

•	SPS’ rebuttal testimony - May 23, 2018; and

•	Hearings - June 4 - 14, 2018.

The final rates are expected to be effective retroactive to Jan. 23, 2018 through a customer surcharge. A PUCT decision is expected in the fourth quarter of 2018.

New Mexico 2017 Electric Rate Case
In October 2017, SPS filed an electric rate case with the New Mexico Public Regulation Commission (NMPRC) seeking an increase in base rates of approximately $43 million. The request was based on a HTY ended June 30, 2017, a ROE of 10.25 percent, an equity ratio of 53.97 percent, a 35 percent federal income tax rate and a rate base of approximately $885 million, including rate base additions through Nov. 30, 2017.

In February 2018, SPS filed supplemental information, which indicated that the TCJA would reduce revenue requirements by approximately $11 million, net of a proposed increase in the equity ratio to 58.0 percent.

In April 2018, the NMPRC Staff, New Mexico Attorney General (NMAG) and several other parties filed testimony.

On May 2, 2018, SPS filed rebuttal testimony reducing its request to $27 million based on a requested ROE of 10.25 percent and an equity ratio of 58.0 percent. The following table summarizes certain parties’ proposed modifications to SPS’ request and SPS’ revised request:

(Millions of Dollars)	NMPRC Staff Testimony	NMAG Testimony	SPS Rebuttal Testimony
SPS request	$43	$43	$43
Reduction to request for the impact of the TCJA	(11)	(11)	(11)
SPS request, including the impact of the TCJA	32	32	32

ROE	(4)	(6)	—
Capital structure	(7)	(3)	—
Accelerated depreciation (Tolk plant)	(3)	(3)	—
Disallow rate case expenses	(2)	(3)	(1)
Regional transmission revenue (adjustment for the impact of the TCJA)	—	(3)	—
Post test year plant (estimated numbers were updated to actual)	(1)	(2)	(3)
Other, net	(4)	(5)	(1)
Recommended rate increase	$11	$7	$27

ROE	9.0%	9.21%	10.25%
Equity ratio	52.0%	53.97%	58.0%

Occidental Permian and Holly-Frontier, industrial consumers, also filed testimony requesting a 9.0 percent ROE and a 51 percent equity ratio. The Federal Energy Agency (Cannon Airforce Base) and Louisiana Energy Services, also industrial consumers, requested a 9.1 percent ROE and a 53.97 percent equity ratio.

Hearings are scheduled for May 14 through June 1, 2018. SPS anticipates a decision and implementation of final rates in the second half of 2018.

Certain information discussed in this Current Report on Form 8-K is forward-looking information that involves risks, uncertainties and assumptions. Forward-looking information includes, among other information, the effective date of new rates, impact on customers, and other statements identified in this document by words such as “may,” “believe,” “expect,” “anticipate,” “would,” or “plan.” Forward-looking statements are subject to certain risks, uncertainties, and assumptions. Although Xcel Energy believes that its expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Factors, in addition to those discussed in Xcel Energy’s and SPS' Annual Report on Form 10-K for the year ended Dec. 31, 2017, and subsequent securities filings, that could cause actual results to differ materially include: general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy Inc. and its subsidiaries (collectively, Xcel Energy) to obtain financing on favorable terms; business conditions in the energy industry; including the risk of a slow down in the U.S. economy or delay in growth recovery; trade, fiscal, taxation and environmental policies in areas where Xcel Energy and SPS have a financial interest; customer business conditions; actions of credit rating agencies; competitive factors including the extent and timing of the entry of additional competition in the markets served by Xcel Energy and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; cyber security threats and data security breaches; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership; or impose environmental compliance conditions; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; financial or regulatory accounting policies imposed by regulatory bodies; outcomes of regulatory proceedings; availability or cost of capital; and employee work force factors. Forward-looking statements speak only as of the date they are made, and Xcel Energy expressly disclaims any obligation to update any forward-looking information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 4, 2018	Xcel Energy Inc. (a Minnesota corporation)
Southwestern Public Service Company (a New Mexico corporation)

/s/ ROBERT C. FRENZEL
Robert C. Frenzel
Executive Vice President, Chief Financial Officer